Exhibit 5.5

13 September 2024

PRIVATE

Board of Directors

Aptiv Global Financing DAC

5 Hanover Quay

Grand Canal Dock

Dublin 2

Dublin

Ireland

Re:	Aptiv Global Financing DAC (the “Company”)

$550,000,000 4.650% Senior Notes due 2029, $550,000,000 5.150% Senior Notes due 2034 and $550,000,000 5.750% Senior Notes due 2054, (the “Notes”) issued by the Company and Aptiv PLC (the “PLC”) and guaranteed by Aptiv Corporation (the “Guarantor”) (the “Guarantees”).

1.	Basis of Opinion

1.1

We are acting as Irish counsel to the PLC and the Company in connection with (a) the entry into the Transaction Documents (as defined in the Schedule) and (b) the issuance of the Notes by the Company (as co-issuer) and the Guarantees and any filing of a Form 8-K with the U.S. Securities and Exchange Commission in connection with the issuance of the Notes and the Guarantees (collectively, the “Transaction”).

1.2

This Opinion is confined to and given in all respects on the basis of the laws of Ireland in force as at the date of this opinion as currently applied by the courts of Ireland. We have made no investigations of and we express no opinion as to the laws of any other jurisdiction or their effect on this opinion. This Opinion speaks only as of its date.

1.3

This Opinion is given on the basis that our clients are the PLC and the Company. For the purposes of giving this Opinion, we have taken instructions solely from our clients and from their U.S. counsel Davis Polk & Wardwell LLP.

1.4

Notwithstanding the foregoing, we hereby consent to the reliance by Davis Polk & Wardwell LLP on this opinion in rendering its “Exhibit 5” opinion in connection with the issuance of the Notes. In addition, we hereby consent to your filing this opinion as an exhibit to the Form 8-K to be filed by the PLC with the U.S. Securities and Exchange Commission in connection with the issuance of the Notes.

1.5	This Opinion is also strictly confined to:

(a)	the matters expressly stated herein at paragraph 2 below and is not to be read as extending by implication or otherwise to any other matter;

(b)	the documents listed in the Schedule to this Opinion (the “Documents”); and

(c)	the searches listed at 1.8 below (the “Searches”),

and is subject to the assumptions and qualifications set out below. In giving this Opinion, we have reviewed a Corporate Certificate (as defined in the Schedule to this Opinion) and the Searches and any other materials necessary and appropriate for the issuance of this Opinion.

1.6	No opinion is expressed as to the taxation consequences of the Transaction Documents and/or the Transaction.

1.7	In giving this Opinion, we have examined copies of the Documents sent to us by email in pdf or other electronic format.

1.8

All words and phrases defined in the Transaction Documents and not defined herein shall have the same meanings herein as are respectively assigned to them in the Transaction Documents. As used in this Opinion, the following terms shall have the following meanings:

(a)

“Base Indenture” means the indenture dated 10 March 2015 entered into between, among others, the PLC, Wilmington Trust, National Association (the “Trustee”) and Deutsche Bank Trust Company Americas (the “Agent”);

(b)	“Companies Act” means the Companies Act 2014 (as amended);

(c)	“Constitution” means the constitution of the Company;

(d)	“Corporate Certificate” has the meaning given to it in the Schedule;

(e)	“CRO” means the Irish Companies Registration Office;

(f)

“Eleventh Supplemental Indenture” means an eleventh supplemental indenture, supplemental to the Base Indenture, dated on or about the date of this Opinion and among the PLC, the Company, Aptiv Corporation, the Trustee and the Agent;

(g)	“Indenture” means the Base Indenture as supplemented by the Eleventh Supplemental Indenture;

(h)	“Member State” means a member state of the European Union;

(i)	“Prospectus” means the Prospectus filed as part of the Registration Statement;

(j)	“Prospectus Supplement” means the prospectus supplement issued on or about the date of this opinion by the Issuer in connection with the Notes, and which is supplemental to the Prospectus;

(k)	“Registration Statement” means the Registration Statement filed with the SEC on Form S-3 (File No. 333-281182) on 1 August 2024;

(l)	“Searches” means the searches listed at paragraph 1.9 below;

(m)	“Transaction Documents” has the meaning given to that term in the Schedule; and

(n)	“Trustee” means Wilmington Trust, National Association.

1.9	For the purpose of giving this Opinion, we have caused to be made the following legal searches against the Company on 13 September 2024:

(a)

on the file of the Company maintained by the Registrar of Companies in the CRO for mortgages, debentures or similar charges or notices thereof and for the appointment of any examiner, receiver or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the twelve years immediately preceding the date of the search;

(c)	in the Central Office of the High Court for any proceedings filed in respect of the Company in the five years immediately preceding the date of the search; and

(d)	in the Central Office of the High Court for any petitions filed in respect of the Company.

1.10

This Opinion is governed by and is to be construed in accordance with the laws of Ireland (as interpreted by the courts of Ireland at the date hereof). This Opinion speaks only as of its date. We assume no obligation to update this Opinion at any time in the future or to advise you of any change in law, change in interpretation of law which may occur after the date of this Opinion.

2.	Opinion

Subject to the assumptions and qualifications set out in this Opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	The Company is a designated activity company limited by shares and is duly incorporated and validly existing under the laws of Ireland.

2.2

The Company has the necessary corporate power and authority under its Constitution to execute and deliver any and all of the Transaction Documents to which it is a party and to perform its obligations thereunder in accordance with the terms of the Transaction Documents.

2.3	The entry into and performance of the Transaction Documents by the Company does not contravene:

(a)	any existing law of Ireland applicable to the Company; or

(b)	the Constitution of the Company.

2.4

All necessary corporate action required on the part of the Company to authorise the execution and delivery of the Transaction Documents, the filing of the Registration Statement and the performance by the Company of its obligations under the Transaction Documents has been duly taken.

2.5	The Transaction Documents have been duly executed by the Company.

3.	Assumptions

For the purpose of giving this Opinion, we assume the following without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Registration Statement and Indenture

3.1	That the Registration Statement has become effective under the Securities Act.

3.2	That the filing of the Registration Statement with the SEC was authorised by all necessary actions under all applicable laws other than Irish law.

3.3	That the Trustee has been qualified to act as trustee under the Indenture and the Indenture has been qualified under the U.S. Trust Indenture Act of 1939, as amended.

3.4	That the Indenture has been duly executed and delivered by each party thereto.

Authenticity and bona fides

3.5

The truth, completeness, accuracy and authenticity of all copy letters, resolutions, certificates, permissions, minutes, authorisations and all other documents of any kind submitted to us as originals or copies of originals, and (in the case of copies) conformity to the originals of copy documents, the genuineness of all signatures (electronic or otherwise), stamps and seals thereon, that any signatures are the signatures of the persons who they purport to be, that each witness to a signature actually witnessed that signature and that each original was executed in the manner appearing on the copy.

3.6

Where incomplete Transaction Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this Opinion, that the originals of such Transaction Documents correspond in all respects with the last draft of the complete Transaction Documents submitted to us.

3.7

That the Transaction Documents have been executed in a form and content having no material difference to the final drafts provided to us and have, when executed, been in their final form and have been delivered by the parties thereto and are not subject to any escrow arrangements.

3.8

Where a Transaction Document has been executed on behalf of the Company using a software platform that enables an electronic signature to be applied to that Transaction Document, each such signature was applied under the authority and control of the relevant signatory.

3.9

That the copies produced to us of minutes of meetings and/or of resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held and all formalities were duly observed, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout, that no further resolutions have been passed or corporate or other action taken which would or might alter the effectiveness thereof and that such resolutions have not been amended or rescinded and are in full force and effect.

3.10

That each director of the Company has disclosed any interest which he may have in the Transaction in accordance with the provisions of the Companies Act and the Constitution of the Company and none of the directors of the Company has any interest in the Transaction except to the extent permitted by the Constitution of the Company.

3.11

The absence of fraud, coercion, duress or undue influence and lack of bad faith on the part of the parties to the Transaction Documents and their respective officers, employees, agents and (with the exception of Arthur Cox LLP) advisers.

Accuracy of Searches and the Corporate Certificate

3.12

The accuracy and completeness of the information disclosed in the Searches and that such information is accurate as of the date of this Opinion and has not since the time of such search being on the date of this Opinion been altered. In this connection, it should be noted that:

(a)	the matters disclosed in the Searches may not present a complete summary of the actual position on the matters we have caused searches to be conducted for;

(b)	the position reflected by the Searches may not be fully up-to-date; and

(c)

searches at the CRO do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of, or the appointment of a receiver or an examiner to, the Company or its assets.

3.13

The truth, completeness and accuracy of all representations and statements as to factual matters contained in the Corporate Certificate (as defined in the Schedule hereto) at the time they were made and at all times thereafter.

Commercial Benefit

3.14

That the Transaction Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interests and for their respective corporate benefit.

Authority, Capacity, Execution

3.15	That:

(a)	no party to the Transaction Documents is a “consumer” for the purposes of Irish law or a “personal consumer” for the purposes of the Central Bank of Ireland’s Consumer Protection Code 2012;

(b)

the parties to the Transaction Documents (other than the Company to the extent opined on herein) are duly incorporated and validly in existence and that they and their respective signatories have the appropriate capacity, power and authority to execute the Transaction Documents to which they are a party, to exercise and perform their respective rights and obligations thereunder and to render those Transaction Documents and all obligations thereunder legal, valid, binding and enforceable on them; and

(c)

each party to the Transaction Documents (other than the Company to the extent opined on herein) has taken all necessary corporate action and other steps to execute, deliver, exercise and perform the Transaction Documents to which it is a party and the rights and obligations set out therein.

Financial Assistance and Connected Transactions.

3.16

The Company is not by entering into the Transaction Documents or performing its obligations thereunder, providing financial assistance for the purpose of an acquisition (by way of subscription, purchase, exchange or otherwise) made or to be made by any person of any shares in the Company or its holding company which would be prohibited by Section 82 of the Companies Act.

3.17

That none of the transactions contemplated by the Transaction Documents are prohibited by virtue of Section 239 of the Companies Act, which prohibits certain transactions between companies and their directors or persons connected with their directors.

4.	Qualifications

The opinions set out in this Opinion are subject to the following reservations:

General Matters

4.1	We express no opinion as to whether the Transaction Documents breach any other agreement or instrument.

4.2

A particular course of dealing among the parties or an oral amendment, variation or waiver may result in an Irish court finding that the terms of the Transaction Documents have been amended, varied or waived even if such course of dealing or oral amendment, variation or waiver is not reflected in writing among the parties.

4.3	No opinion is expressed on the irrevocability of, or on the enforceability of the delegation of, any power of attorney under the Transaction Documents.

4.4

No opinion is expressed on any deed of assignment, transfer, accession or similar document executed after the date of this opinion in relation to any of the rights and obligations contained in the Transaction Documents.

4.5	No opinion is expressed on any deed or agreement envisaged by the Transaction Documents to be entered at a future date or any future action taken by a party under the Transaction Documents.

Sanctions

4.6

If a party to any Transaction Document or to any transfer of, or payment in respect of, the Transaction Documents is controlled by or otherwise connected with a person (or is itself) resident in, incorporated in or constituted under the laws of a country which is the subject of United Nations, European Union or Irish sanctions or sanctions under the Treaty on the Functioning of the European Union, as amended, or is otherwise the target of any such sanctions, then obligations to that party under the relevant Transaction Documents or in respect of the relevant transfer or payment may be unenforceable or void.

4.7

Pursuant to Article 4 of Council Regulation (EC) No 2271/96 of 22 November 1996, as amended by Commission Delegated Regulation (EU) 2018/1100 (the “Blocking Statute”), no judgment of a court or tribunal and no decision of an administrative authority located outside the European Union giving effect, directly or indirectly, to the laws specified in the Annex to the Blocking Statute or to actions based thereon or resulting there from will be recognised or be enforceable in any manner by the courts of Ireland.

Guarantees

4.8

The provision by a company of a guarantee or indemnity or any equivalent covenant to pay the debts of another person could be construed by the courts of Ireland as constituting the carrying on of an assurance business, particularly if the relevant company receives payment in consideration of the provision of that guarantee or indemnity. In addition, it is an offence for a person to carry on an assurance business in Ireland without a licence, although following the repeal of Section 9 of the Insurance Act 1936 (as amended) it seems that a guarantee and/or indemnity given by a person who does not possess a licence would still be enforceable. We are of the view that it is unlikely that the courts of Ireland would consider the giving of the guarantee and indemnity pursuant to the Transaction Documents as constituting the carrying on of assurance business (even if a fee is paid to ensure that the provision of the guarantee is in compliance with transfer pricing requirements). We also note that the courts of Ireland have considered the giving of guarantees by group companies in the context of borrowings by another group company and have held that the directors of the guarantor may have regard to the interests of the group as a whole when deciding if it is to the commercial benefit of the guarantor to issue the guarantee. By implication, it would not be unreasonable to assume that the courts of Ireland do not consider the giving of a guarantee and indemnity in respect of another group company’s obligations as constituting the carrying on of assurance business. It should be noted that there has been UK caselaw to the effect that an isolated transaction could amount to carrying on business however, there has been contrasting caselaw in Ireland whereby it has been held that business “presupposes some sort of continuation of activity as contrasted with one or two isolated transactions”.

5.	Disclosure

We hereby consent to your filing this Opinion as an exhibit to the Form 8-K to be filed by the Company with the U.S. Securities and Exchange Commission in connection with the issuance of the Notes.

In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under section 7 of the Securities Act.

6.	No Refresher

This Opinion speaks only as of its date. We are not under any obligation to update this Opinion from time to time or to notify you of any change of law, fact or circumstances referred to or relied upon in the giving of this Opinion.

Yours sincerely

/s/ Arthur Cox LLP
ARTHUR COX LLP

SCHEDULE

Documents Reviewed

1.

The base indenture dated 10 March 2015 (the “Base Indenture”) entered in between, among others, Aptiv PLC, Wilmington Trust, National Association (the “Trustee”) and Deutsche Bank Trust Company Americas (the “Agent”);

2.	The eleventh supplemental indenture dated 13 September 2024 entered into between the Company, Aptiv PLC, Aptiv Corporation, the Trustee and the Agent (the “Supplemental Indenture”);

3.	The underwriting agreement dated 9 September 2024 entered into between the Company, Aptiv PLC, Aptiv Corporation and the Representatives (the “Underwriting Agreement”);

4.	The Form S-3 (File No. 333-281182) dated 1 August 2024 (the “Base Prospectus”);

5.	The preliminary prospectus supplement dated 9 September 2024 in respect of senior notes due 2029, senior notes due 2034 and senior notes due 2054 (the “Preliminary Prospectus Supplement”);

6.	The final prospectus supplement dated 9 September 2024 in respect of senior notes due 2029, senior notes due 2034 and senior notes due 2054 (the “Prospectus Supplement”); and

7.	A certificate of a director of the Company (the “Corporate Certificate”) attaching copies of:

(a)	the Company’s certificate of incorporation and the Company’s Constitution;

(b)	a list of the Company’s directors and company secretary;

(c)	written resolutions passed by the Company’s board of directors approving the Transaction and entry into the Transaction Documents; and

(d)	specimen signatures of each person authorised to sign the Transaction Documents.

The documents listed at 2 and 3 above are collectively referred to as the “Transaction Documents”.

The documents listed at 1 to 7 above are collectively referred to as the “Documents”.